Exhibit 21.1

Targa Resources Corp. Subsidiary List

Entity Name	Jurisdiction of Formation
Carnero Gathering, LLC	Delaware
Carnero Processing, LLC	Delaware
Cayenne Pipeline, LLC	Delaware
Cedar Bayou Fractionators, L.P.	Delaware
Centrahoma Processing LLC	Delaware
DEVCO Holdings LLC	Delaware
Downstream Energy Ventures Co., L.L.C.	Delaware
FCPP Pipeline, LLC	Delaware
Flag City Processing Partners, LLC	Delaware
Grand Prix Development LLC	Delaware
Grand Prix Pipeline LLC	Delaware
Gulf Coast Express Pipeline LLC	Delaware
Gulf Coast Fractionators	Delaware
Little Missouri 4 LLC	Delaware
Pecos Pipeline LLC	Delaware
Salta Properties LLC	Delaware
Setting Sun Pipeline Corporation	Delaware
Slider WestOk Gathering, LLC	Delaware
T2 Eagle Ford Gathering Company LLC	Delaware
T2 EF Cogeneration Holdings LLC	Delaware
T2 EF Cogeneration LLC	Texas
T2 Gas Utility LLC	Texas
T2 LaSalle Gas Utility LLC	Texas
T2 LaSalle Gathering Company LLC	Delaware
Targa Acquisition LLC	Delaware
Targa Badlands LLC	Delaware
Targa Canada Liquids Inc.	British Columbia
Targa Capital LLC	Delaware
Targa Chaney Dell LLC	Delaware
Targa Cogen LLC	Delaware
Targa Crude Marketing LLC	Delaware
Targa Crude Pipeline LLC	Delaware
Targa Delaware LLC	Delaware
Targa Downstream LLC	Delaware
Targa Energy GP LLC	Delaware
Targa Energy LP	Delaware
Targa Gas Marketing LLC	Delaware
Targa Gas Pipeline LLC	Delaware
Targa Gas Processing LLC	Delaware
Targa GCX Pipeline LLC	Delaware
Targa GP Inc.	Delaware
Targa Intrastate Pipeline LLC	Delaware
Targa Liquids Marketing and Trade LLC	Delaware
Targa Louisiana Intrastate LLC	Delaware
Targa LP Inc.	Delaware
Targa Midkiff LLC	Delaware
Targa Midland Gas Pipeline LLC	Delaware
Targa Midland LLC	Delaware

Exhibit 21.1

Entity Name	Jurisdiction of Formation
Targa Midstream Services LLC	Delaware
Targa MLP Capital LLC	Delaware
Targa NGL Pipeline Company LLC	Delaware
Targa Pipeline Escrow LLC	Delaware
Targa Pipeline Finance Corporation	Delaware
Targa Pipeline Mid-Continent Holdings LLC	Delaware
Targa Pipeline Mid-Continent LLC	Delaware
Targa Pipeline Mid-Continent WestOk LLC	Delaware
Targa Pipeline Mid-Continent WestTex LLC	Delaware
Targa Pipeline Operating Partnership LP	Delaware
Targa Pipeline Partners GP LLC	Delaware
Targa Pipeline Partners LP	Delaware
Targa Receivables LLC	Delaware
Targa Resources Employee Relief Organization	Texas
Targa Resources Finance Corporation	Delaware
Targa Resources GP LLC	Delaware
Targa Resources Investments Sub Inc.	Delaware
Targa Resources LLC	Delaware
Targa Resources Operating GP LLC	Delaware
Targa Resources Operating LLC	Delaware
Targa Resources Partners Finance Corporation	Delaware
Targa Resources Partners LP	Delaware
Targa Sound Terminal LLC	Delaware
Targa Southern Delaware LLC	Delaware
Targa SouthOk NGL Pipeline LLC	Oklahoma
Targa SouthTex Midstream Company LP	Texas
Targa Terminals LLC	Delaware
Targa Train 6 LLC	Delaware
Targa Transport LLC	Delaware
Targa Versado Holdings LP	Delaware
Tesuque Pipeline, LLC	Delaware
TPL Arkoma Holdings LLC	Delaware
TPL Arkoma Inc.	Delaware
TPL Arkoma Midstream LLC	Delaware
TPL Barnett LLC	Delaware
TPL Gas Treating LLC	Delaware
TPL SouthTex Gas Utility Company LP	Texas
TPL SouthTex Midstream Holding Company LP	Texas
TPL SouthTex Midstream LLC	Delaware
TPL SouthTex Pipeline Company LLC	Texas
TPL SouthTex Processing Company LP	Texas
TPL SouthTex Transmission Company LP	Texas
TRI Resources Inc.	Delaware
Velma Gas Processing Company, LLC	Delaware
Velma Intrastate Gas Transmission Company, LLC	Delaware
Venice Energy Services Company, L.L.C.	Delaware
Versado Gas Processors, L.L.C.	Delaware
Warren Petroleum Company LLC	Delaware